FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of October 29, 2009, to the Employment Agreement dated as of September 10, 2008 (the “Employment Agreement”), by and among LIN TV Corp., a Delaware corporation (“Parent”), and LIN Television Corporation, a Delaware corporation with its headquarters in Providence, Rhode Island, and a wholly-owned subsidiary of the Parent (the “Company” and, together with Parent, the “LIN Companies”), and Robert Richter (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the LIN Companies are parties to the Employment Agreement; and

WHEREAS, the parties desire to amend the Employment Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

1.           Defined Terms.  Terms defined in the Employment Agreement and used herein shall have the meanings given to them in the Employment Agreement.

2.           Amendments to Section 5(b).  The following shall be added as a new Section 5(b)(iv):

“5(b)(iv)  Notwithstanding the foregoing and solely with respect to calendar year 2009, Executive shall be eligible to receive a bonus payment calculated as set forth in this paragraph (iv) using a baseline bonus amount equal to sixty percent (60%) of the Performance Bonus Amount (the “2009 Results Bonus Base Amount”).  The amount of the bonus awarded to Executive, if any, under this paragraph (iv) shall be an amount calculated as a percentage of the 2009 Results Bonus Base Amount (the “2009 Results Bonus Percentage”).  The 2009 Results Bonus Percentage shall be the percentage set forth on Schedule 5(b)(2009) hereto that corresponds to the respective percentage by which Parent has achieved the Internet revenue target established by the Board of Parent for 2009, as determined by the Compensation Committee.  Solely with respect to calendar year 2009, Executive shall be eligible to receive a bonus payment in an amount up to forty percent (40%) of the Performance Bonus Amount, which bonus payment, if any, shall be determined in the sole discretion of the President and CEO of the LIN Companies and the Compensation Committee, based upon such factors as each may determine to be relevant, which may include the performance of the LIN Companies and Executive, general business conditions, and the relative achievement by Executive or the LIN Companies of any goals established by the President and CEO, the Board of Parent or the Compensation Committee.”

3.           No Other Amendments; Confirmation.  Except as expressly amended hereby, the provisions of the Employment Agreement, as amended, are and shall remain in full force and effect.

4.           Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXECUTIVE:

/s/ Robert Richter
Robert Richter

LIN TV CORP.

By:       /s/ Denise M. Parent
Name:  Denise M. Parent
Title:    Vice President General Counsel

LIN TELEVISION CORPORATION

By:       /s/ Denise M. Parent
Name:  Denise M. Parent
Title:    Vice President General Counsel

Schedule 5(b) (2009)

                    Under Budget                                                             At                                                                    Over Budget

    Revenues    (2,000,000)   (1,500,000)   (1,000,000)   (500,000)       Budget      500,000   1,000,000   1,500,000   2,000,000

       Bonus     Zero              25%                33%            67%            100%           125%         150%          175%           200%